Exhibit 99.4

TPT Global Tech Launches TPT MedTech UK Making its Digital "Covid-19 Passport" Available in the UK and
EMEA Regions to Fast Track People Safely and Securely Back to Work, Travel, Events, Retail and Hospitality Destinations

Company's end-to-end testing platform is already being deployed at Jamaica's two International Airports, in Wal-Mart parking lots, at a Super Bowl event having screened hundreds of VIP's and celebrities and has been selected by the State of Nevada for testing

SAN DIEGO, CA / ACCESSWIRE / March 18, 2021 / TPT Global Tech Inc. (OTCQB:TPTW) www.tptglobaltech.com headquartered in San Diego, California, a technology-based company with divisions providing telecommunications, medical technology, media content for domestic and international syndication as well as technology solutions, today announced the establishment of TPT MedTech UK with the goal of making it's end-to-end Mobile QuikLAB, SaniQUIK and software-enabled, secure QuikPASS products widely available in the UK and across the EMEA region for rapid Covid-19 and other medical testing.

As an innovative technology company, TPT recognised early on that addressing the Covid-19 pandemic would require a combination of technology and medical solutions. The company immediately pivoted into the medical sector, launching its TPT MedTech division www.tptmedtech.com. The entrepreneurial nature of the company has enabled TPT Med Tech to bring its products to market quickly and successfully launch them across the United States and further afield, ahead and more flexibly than its larger competitors.

"It is very exciting to announce the launch of TPT Med Tech in the UK and the EMEA regions as countries gradually move out of lockdown and restrictions begin to ease. I am delighted by the initial positive reaction in the UK and EMEA to our products and services as they look for secure, available, and easy-to-use solutions to get their lives back to normal," said Stephen J. Thomas, CEO, TPT Global Tech, Inc.

Continuing, he said, "Our "QuikLAB" and "QuikPASS" platforms are already allowing fans to return safely to a variety of events, as was done at a VIP event at the Super Bowl, and with international travel, which is being done right now at Jamaica's two international airports. We are confident our innovative technologies will prove to be a huge asset as we continue to fight Covid-19 internationally and bring communities back together as quickly as possible. We expect the international expansion of TPT Med Tech to positively impact the business as new opportunities open up for TPT Global Tech in various regions of the world and in business verticals that we otherwise might not have been able to reach at this early point in our evolution as a business."

TPT MedTech's core product lines include its "QuikLAB," "QuikPASS," and "SaniQUIK" solutions, VIP Services, and PPE products. Together they provide "End to End," Covid-19 testing and verifying technology platforms:

1) "QuikPASS" - tech collects Covid-19 test data and vaccination records and allows individuals to consent to have that information used to validate Covid-19 status without revealing underlying personal health information. Delivers a simple green or red notification as to whether the individual meets current entry criteria, but the underlying health information stays in the individual's control for HIPPA Complaints that are compatible with international standards and regulations.

2) "QuikLAB" - on-site testing services at hospitals, high street pharmacies, shopping centres, high footfall locations, businesses, major office complexes, and communities done outside of buildings, 24/7, eliminating logistic challenges of conventional off-site testing. Offers high-quality, cost-efficient, and climate-controlled turnkey testing lab, which includes a platform for appointment scheduling, test results, and vaccination entry.

3) "SaniQUIK" - 15-second pass through Sanitizing Units for hospitals, long-term care facilities, manufacturing, hospitality, sporting venues, airports, high street pharmacies, shopping centres, high footfall locations, business, and government buildings. 240 people/hour, 1-second thermal scan.

4) "VIP Concierge Service" - will allow individuals to download their VIP "QuikPASS" App, select a qualified nurse who will travel to the "QuikLAB" subscriber's home or place of work while allowing that individual to track that nurse's travels and arrival time via the "QuikPASS" map similar to Uber or Lyft. The company believes this will be an ideal solution for those who do not wish or who cannot wait in long lines to get Covid-19 tested or vaccinated. Independent nurses around the country and internationally can sign up to work for TPT MedTech VIP "QuikPASS" "QuikLAB" services that will create jobs in the United States, United Kingdom, and participating EMEA countries. The "VIP Concierge Service" with its "QuikLAB" and "QuikPASS" App will be supplied FREE to the US and International consumer markets.

The company believes that countries need to do more testing, but once that testing is complete, there remains a need for a centralised platform to securely display that testing information so that all citizens can prove their testing results, in real-time, to any establishment requiring it for entry.

The "QuikPASS" "Check and Verify" passport-style platform works with third-party testing labs and organisations that participate on the "QuikPASS" Network and will be offered FREE to UK and international business commerce and government organizations around the world.

TPT MedTech has made significant progress in the United States in recent months. Most recently, it announced that working with its partner, Thomas Scientific, it was selected as the testing provider for the State of Nevada. Weeks prior, the company announced a partnership with Events.com for concerts and corporate events and also announced its first working event, an R&B concert featuring Dru Hill to take place in June in Mississippi, where it is expected to test upwards of 17,000 attendees. The partnership will significantly enhance and expand TPT's event and entertainment as well as its MedTech revenue streams. The two parties have agreed to a partnership that will encompass ticket sales, on-site check-in, Covid-19 testing, and monitoring transactions, as well as global support for tourist destinations looking to power safe ticketed entry to events.

In the United States, the company also has national partnerships with Wal-Mart to place its "QuikLABs" in Wal-Mart parking lots and with Thomas Scientific for high thru-put PCR testing in its mobile "QuikLABs.". The company is also on-boarding Co-labs or Pharmacies onto its "QuikLAB" and "QuikPASS" platforms across the country.

TPT MedTech also facilitated the return of 250 fans to a high-profile US pre-Super Bowl event, ‘SHAQ Bowl,' hosted by NBA basketball legend Shaquille O'Neal. The system safely and seamlessly screened all attendees, including celebrities, VIPs, crew, and anyone involved with the event prior to entering. The TPT MedTech platform has the potential to allow tens of thousands of fans to return safely to events, stadiums, and many other places of large gatherings as regulations allow. TPT MedTech is currently in active dialogue with a number of sports teams and organisations and is focused on building out various revenue streams.

In the travel sector, the company is successfully onboarding its "QuikPASS" and "QuikLAB" system at the country's two main international airports in Jamaica, Montego Bay, and Kingston. As TPT's Jamaica operations ramp up, it is anticipated that the company will be testing between 3000-5000 travellers per day, amounting to a potential several million annually.

Travellers from Jamaica to the UK, US, Canada, and other countries may utilise "QuikPASS" or other Covid-19 passport apps available or get tested at any approved facility and show their negative Covid-19 laboratory test results at the airport in the form of written documentation (electronic or printed) clearance to travel. The CDC recently mandated that all travellers coming back from the Caribbean, Mexico, and Latin America must be tested before arrival into the UK, United States, and Canada. All travellers must obtain a PCR Test for travel to the UK and Canada.

About TPT Global Tech

TPT Global Tech Inc. (TPTW), based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology, and product distribution, media content for domestic and international syndication, as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about how TPT Global's technologies are helping events of all sizes and shapes return during the pandemic and plans for beyond, please contact:

Media Contacts:

UK: Toby Bates 07833 224 262 and tobygkbates@gmail.com
US: Shep Doniger 561-637-5750 and sdoniger@bdcginc.com

Investor Relations:

Frank Benedetto 619-915-9422

SOURCE: TPT Global Tech, Inc.